UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 16, 2022

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number			IRS Employer Identification Number
001-3034	XCEL ENERGY INC.			41-0448030
(a Minnesota corporation)
414 Nicollet Mall
	Minneapolis	Minnesota	55401
	(612)	330-5500

001-3280	PUBLIC SERVICE COMPANY OF COLORADO			84-0296600
(a Colorado corporation)
1800 Larimer Street Suite 1100
	Denver	Colorado	80202
	(303)	571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

In July 2021, Public Service Company of Colorado (PSCo), a wholly owned subsidiary of Xcel Energy Inc., filed a request with the Colorado Public Utilities Commission (CPUC) seeking a net electric rate increase of $343 million (or 12.4%). The total request reflects a $470 million increase, which includes $127 million of previously authorized costs currently recovered through various rider mechanisms. The request is based on a 10.0% return on equity (ROE), an equity ratio of 55.64%, a 2022 forecast test year, a rate base of $10.3 billion and impacts of a new depreciation study.
In January 2022, PSCo reached an unopposed comprehensive settlement. Key settlement terms include:
•A net electric rate increase of $177 million. The total change in base rates is $299 million, which includes $122 million of revenue previously collected through various rider mechanisms.
•A ROE of 9.3% and an equity ratio of 55.69%.
•A current 2021 test year (average rate base) with the transfer of Cheyenne Ridge, Wildfire Mitigation Plan and Advanced Grid Intelligence and Security investments at year-end rate base.
•Approval of all of PSCo’s proposed depreciation adjustments.
•Continuation of the property tax, qualified pension, and non-qualified pension trackers.
•Continuation of Advanced Grid Intelligence and Security deferral including interest equivalent to PSCo's weighted average cost of capital once the balance exceeds $50 million.
•Continuation of the Wildfire Mitigation Plan deferral, with a debt return.
On March 16, 2022, the CPUC approved the settlement without modification. Rates will be effective April 1, 2022.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Such forward-looking statements, including our expectations regarding the regulatory proceedings and the effective date of the rates, as well as assumptions and other statements are intended to be identified in this document by the words "anticipate," “believe,” “could,” “estimate,” “expect,” "intend," "may," "objective," "outlook," "plan," "project," "possible," “potential,” "should," "will," "would," and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information. The following factors, in addition to those discussed in Xcel Energy's and PSCo's Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2021, and subsequent filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: uncertainty around the impacts and duration of the COVID-19 pandemic, including potential workforce impacts resulting from vaccination requirements, quarantine policies or government restrictions, and sales volatility; operational safety; successful long-term operational planning; commodity risks associated with energy markets and production; rising energy prices and fuel costs; qualified employee work force and third-party contractor factors; violations of our Codes of Conduct; ability to recover costs; changes in regulation; reductions in our credit ratings and the cost of maintaining certain contractual relationships; general economic conditions, including inflation rates, monetary fluctuations, supply chain constraints and their impact on capital expenditures and/or the ability of PSCo and its subsidiaries to obtain financing on favorable terms; availability or cost of capital; our customers’ and counterparties’ ability to pay their debts to us; assumptions and costs relating to funding our employee benefit plans and health care benefits; tax laws; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; seasonal weather patterns; changes in environmental laws and regulations; climate change and other weather; natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes; costs of potential regulatory penalties; and regulatory changes and/or limitations related to the use of natural gas as an energy source.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 17, 2022	Xcel Energy Inc. (a Minnesota corporation)
Public Service Company of Colorado (a Colorado corporation)

/s/ BRIAN J. VAN ABEL
Brian J. Van Abel
Executive Vice President, Chief Financial Officer